Letter Of Resignation

Pursuant to the agreement between ACRO Inc. and Top Alpha, which calls for the resignation of all board members and officers as a condition for the completion of the agreement, I, Gadi Aner, hereby submit my resignation from the board of directors of ACRO Inc. and as the CEO

/s/ Gadi Aner
Gadi Aner	Date